UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2008

TARRANT APPAREL GROUP
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	0-26006 (Commission File Number)	95-4181026 (I.R.S. Employer Identification No.)

3151 EAST WASHINGTON BOULEVARD LOS ANGELES, CALIFORNIA (Address of Principal Executive Offices)	90023 (Zip Code)

(323) 780-8250
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Item 8.01      Other Events.

   Settlement of American Rag Cie Litigation

        On December 23, 2008, Tarrant Apparel Group and our wholly-owned subsidiary, Private Brands, Inc., entered into a Settlement Agreement, dated December 18, 2008, with American Rag Cie, LLC (“ARC LLC”), American Rag Cie II (“ARC II”) and certain other parties providing for a settlement and release of all claims with respect to our previously disclosed litigation with ARC LLC and ARC II.

        On February 1, 2008, we filed and served a cross-complaint against ARC LLC and ARC II in the action American Rag CIE v. Private Brands, Inc., Superior Court of the State of California, County of Los Angeles, Central District, Case No. BC 384428 (the “Action”). The original action had been filed on January 28, 2008 by ARC LLS against Private Brands. ARC LLC owns the trademark American Rag Cie, which mark had been licensed to Private Brands on an exclusive basis throughout the world except for Japan and pursuant to which Private Brands sells American Rag Cie branded apparel to Macy’s Merchandising Group and has sub-licensed to Macy’s Merchandising Group the right to manufacture certain categories of American Rag Cie branded apparel in the United States. The primary subject of the lawsuit was our continued rights under the license agreement.

        Pursuant to the Settlement Agreement, the parties agreed to the following actions:

o	Dismissal of the Action by all parties and release of claims asserted in the Action;

o	Redemption by ARC LLC of our 45% membership interest in ARC LLC, and redemption by American Rag Compagnie of our 5,000 shares in American Rag Compagnie; and

o	Amendment of the License Agreement with respect to the “American Rag Cie”trademark.

        As a result of the Settlement Agreement, we no longer own an equity interest in ARC LLC or American Rag Compagnie, and continue to license rights to the American Rag Cie trademark.

   Amended License Agreement

        In connection with the Settlement Agreement, on December 23, 2008 Private Brands, Inc. and ARC LLC entered into an Amended License Agreement, dated December 18, 2008. The Amended License Agreement amends and restates our prior license agreement for the “American Rag Cie” trademark effective October 1, 2008 to, among other things:

o	extend to initial term of the agreement to September 30, 2018, with six consecutive ten-year automatic renewal terms;

o	amend the territory to consist of the United States, Canada, Mexico and Bermuda;

o	reduce the annual guaranteed minimum royalties and revise the royalty rates;

o	clarify the provisions with respect to calculation of royalties and reporting; and

o	amend the termination provisions.

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;Transfer of Listing

        On December 23, 2008, we received written notification that NASDAQ has extended the suspension of its bid price and market value of publicly held shares requirements for continued listing on the exchange through Friday, April 17, 2009. The suspension was previously scheduled to expire on January 16, 2009.

        On October 2, 2008, we received a Nasdaq Staff Determination Letter indicating that we had failed to comply with the $1.00 minimum bid price requirement for continued listing set forth in Marketplace Rules 4310(c)(4), and that our securities were therefore subject to delisting from The Nasdaq Global Market. On October 3, 2008, we requested a written hearing before a Nasdaq Listing Qualifications Panel to review the Staff’s determination. The previously scheduled hearing has been cancelled.

        NASDAQ will not take any action through April 17, 2009 to delist Tarrant Apparel Group for the bid price deficiency. If we are still deficient in bid price at the close of business on April 17, 2009, NASDAQ will contact us to reschedule a hearing before a Nasdaq Listing Qualifications Panel.

Item 9.01      Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release published by Tarrant Apparel Group, dated December 30, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2008	TARRANT APPAREL GROUP By: /s/ Patrick Chow _______________________________ Patrick Chow, Chief Financial Officer

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